Exhibit 10.2

EXECUTION COPY

THIRD AMENDMENT
TO
MASTER REPURCHASE AGREEMENT

THIRD AMENDMENT, dated as of April 13, 2012 (the “Amendment”), to the Master Repurchase Agreement dated as of December 3, 2010, as amended by that certain First Amendment to Master Repurchase Agreement dated as of April 8, 2011, and as further amended by that certain Second Amendment to Master Repurchase Agreement dated as of June 30, 2011 (the “Existing Master Repurchase Agreement”), by and among Excel Mortgage Servicing, Inc., a California corporation, with an address at 19500 Jamboree Road #400, Irvine, California 92612, as a seller (“Excel”), AmeriHome Mortgage Corporation, a Michigan corporation, with an address at 2141 W. Bristol Road, Flint, Michigan 48507, as a seller (“AmeriHome”) (Excel and AmeriHome are individually and collectively referred to herein as “Seller”), and Customers Bank, a Pennsylvania state-chartered bank, with an address at 99 Bridge Street, Phoenixville, Pennsylvania 19460 (the “Buyer”).

RECITALS

The Seller has requested the Buyer to agree to amend the Existing Master Repurchase Agreement as set forth in this Amendment.  The Buyer is willing to agree to such amendment, but only on the terms and subject to the conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Seller and the Buyer hereby agree as follows:

ARTICLE I
DEFINITIONS

Definitions.  Unless otherwise indicated, capitalized terms that are used but not defined herein shall have the meanings ascribed to them in the Existing Master Repurchase Agreement.

ARTICLE II
AMENDMENT

1.                                      The following definitions contained in Section 1 (Definitions) of the Existing Master Repurchase Agreement are hereby deleted and replaced in their entirety by the following:

“Adjusted Tangible Net Worth” means, at any date, GAAP Net Worth minus the net book value of all items of the following characteristics which are included in the assets of the Seller: (1) goodwill, patent rights, licenses and similar intangible assets, (2) notes and accounts receivable due from officers, stockholders, employees or other related entities, (3) subscribed stock, and (4) other assets which may be deemed reasonably unacceptable by the Buyer.  The following assets are specifically excluded:  (1)(a) the value of capitalized servicing rights that exceeds 0.75% of the unpaid principal balance of the mortgage loans in the servicing portfolio or (b) if the capitalized servicing rights have a third party valuation, then the value of capitalized servicing rights that exceeds the lesser of such third party valuation of the capitalized servicing rights or 1.0% of the unpaid principal balance of the mortgage loans in the servicing portfolio, and (2) REO including land (Real Estate Owned).  Any third party valuation of capitalized servicing rights must be acceptable to Buyer in its reasonable judgment.

“Maximum Aggregate Purchase Price” means Thirty Eight Million Five Hundred Thousand and 00/100 Dollars ($38,500,000.00).

2.                                      The definition of “Tangible Net Worth” contained in Section 1 (Definitions) of the Existing Master Repurchase Agreement is hereby deleted.

ARTICLE III
RETROACTIVITY

The definition of Adjusted Tangible Net Worth shall be effective as of December 3, 2010.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

All representations and warranties contained in the Existing Master Repurchase Agreement are true and correct as of the date of this Amendment (except to the extent that any of such representations and warranties expressly relate to an earlier date).

ARTICLE V
MISCELLANEOUS

1.                                      Ratification.  Except as expressly affected by the provisions hereof, the Existing Master Repurchase Agreement, as amended, shall remain in full force and effect in accordance with its terms and ratified and confirmed by the parties hereto.  On and after the date hereof, each reference in the Existing Master Repurchase Agreement to “the Agreement”, “hereunder”, “herein” or words of like import shall mean and be a reference to the Agreement as amended by this Amendment.

2.                                      Limited Scope.  This Amendment is specific to the circumstances described above and does not imply any future amendment or waiver of rights of the Buyer and the Seller under the Existing Master Repurchase Agreement.

3.                                      Severability.  Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

4.                                      Caption.  The captions in the Amendment are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

5.                                      Counterparts.  This Amendment may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

6.                                      Applicable Law.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

[SIGNATURES COMMENCE ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

ATTEST:		CUSTOMERS BANK

By:	/s/ J. Christopher Black	By:	/s/ Glenn Hedde
Name:	J. Christopher Black	Name:	Glenn Hedde
Title:	Senior Vice President	Title:	President, Warehouse Lending

ATTEST:		EXCEL MORTGAGE SERVICING, INC.

By:	/s/ Ron Morrison	By:	/s/ William Ashmore
Name:	Ron Morrison	Name:	William Ashmore
Title:	Executive Vice President &	Title:	President
General Counsel

ATTEST:		AMERIHOME MORTGAGE CORPORATION

By:	/s/ Ron Morrison	By:	/s/ William Ashmore
Name:	Ron Morrison	Name:	William Ashmore
Title:	Executive Vice President &	Title:	President
General Counsel

Signature Page to Third Amendment to Master Repurchase Agreement